UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

     W. R. BERKLEY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 629-3000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On May 25, 2016, W. R. Berkley Corporation the (“Company”) appointed Eugene G. Ballard, previously Executive Vice President and Chief Financial Officer, to Executive Vice President - Finance, with oversight responsibility for the Company’s finance, actuarial and data management departments.  Mr. Ballard also previously served as the Company’s chief accounting officer.
(c) Concurrent with Mr. Ballard’s appointment, the Company appointed Richard M. Baio to Senior Vice President and Chief Financial Officer.  Mr. Baio will also serve as the Company’s chief accounting officer and will continue to serve as the Company’s Treasurer.
Mr. Baio, 47 years old, has served as the Company’s Vice President and Treasurer since he joined the Company in May 2009.  Mr. Baio has over 25 years of experience in the insurance and financial services industry, having served prior to joining the Company as a director in Merrill Lynch & Co.'s financial institutions investment banking group and as a partner in Ernst & Young's insurance practice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By: /s/ Eugene G. Ballard
Name: Eugene G. Ballard
Title: Executive Vice President –
Finance

Date:  May 25, 2016